                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CHARTWELL LEISURE INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1)Title of each class of securities to which transaction applies:

 .............................................................................

 2)Aggregate number of securities to which transaction applies:

 .............................................................................

 3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
   (Set forth the amount on which the filing fee is calculated and state how it was determined):

 .............................................................................

 4)Proposed maximum aggregate value of transaction:

 .............................................................................

 5)Total fee paid:

 .............................................................................

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)Amount Previously Paid:

 .............................................................................

 2)Form, Schedule or Registration Statement No.:

 .............................................................................

 3)Filing Party:

 .............................................................................

 4)Date Filed:

                            CHARTWELL LEISURE INC.

                               605 THIRD AVENUE
                           NEW YORK, NEW YORK 10158

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 23, 1997

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Chartwell Leisure Inc., formerly known as National Lodging Corp. (the "Company"), will
be held on Wednesday, April 23, 1997, at 10:00 a.m. local time at       (the
"Meeting"), for the following purposes:

  1. To consent to waiver of a covenant under the Amended and Restated Stock Purchase Agreement, dated as of March 14, 1996, by and among Chartwell Leisure Associates L.P. II, FSNL LLC and the Company, which consent would allow certain affiliates of Chartwell Leisure Associates L.P. II to hold interests in full-service, upper-end lodging properties;

  2. To approve the Company's 1994 Stock Option Plan, as amended in October 1996 and March 1997;

  3. To elect three Class III directors for a term expiring in 2000 or until their successors are duly elected and qualified;

  4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1997; and

  5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination 10 days before the Meeting during ordinary business hours at the offices of the Company.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. A reply envelope is enclosed for your convenience. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Meeting in person.

                                          By Order of the Board of Directors

                                          DOUGLAS H. VERNER
                                          Secretary

Dated: March  , 1997

                             CHARTWELL LEISURE INC.

                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158

                               ----------------

                                PROXY STATEMENT

                               ----------------

                       ANNUAL MEETING OF STOCKHOLDERS TO
                      BE HELD ON WEDNESDAY, APRIL 3, 1997

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chartwell Leisure Inc., a Delaware corporation formerly known as National Lodging Corp. (the "Company"), to be used at the 1997 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about March , 1997.

  The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  Shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented by proxies received by the Company, where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of Directors), will be voted in accordance with the specifications so made. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE SHARES WILL BE VOTED "FOR" THE CONSENT OF WAIVER TO A COVENANT UNDER THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 14, 1996, BY AND AMONG CHARTWELL LEISURE ASSOCIATES L.P. II, FSNL LLC AND THE COMPANY (THE "STOCK PURCHASE AGREEMENT"); "FOR" THE APPROVAL OF THE COMPANY'S 1994 STOCK OPTION PLAN AS AMENDED IN OCTOBER 1996 AND MARCH 1997 (THE "PLAN"); "FOR" THE ELECTION OF THE THREE NOMINEES FOR THE BOARD OF DIRECTORS; AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposals relating to the election of Directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether the proposals have been approved.

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...........................   3
  Voting and Solicitation.................................................   3
  Vote Required...........................................................   3
  Security Ownership of Certain Beneficial Owners and Management..........   3
  Change of Control.......................................................   6
CONSENT TO WAIVER OF A COVENANT UNDER THE STOCK PURCHASE AGREEMENT
  (Proposal 1)............................................................   7
APPROVAL OF THE COMPANY'S 1994 STOCK OPTION PLAN, AS AMENDED
  (Proposal 2)............................................................   8
ELECTION OF DIRECTORS (Proposal 3)........................................  12
  Information Regarding the Nominees and Directors........................  12
  Committees, Meetings; Compensation of the Board of Directors; Vote
   Required for Election of Directors.....................................  12
EXECUTIVE OFFICERS........................................................  14
EXECUTIVE COMPENSATION....................................................  16
  Summary Compensation Table..............................................  16
  Option Exercises and Year-End Option Value Table........................  17
  Compensation Committee Report on Executive Compensation in 1996.........  18
  Compensation Committee Interlocks and Insider Participation.............  19
  Performance Graph.......................................................  20
  Employment Contracts....................................................
CERTAIN TRANSACTIONS......................................................  22
  Relationships with HFS..................................................  22
  Relationships with CL Associates and FSNL...............................  24
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.........................  29
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 4)..........  30
STOCKHOLDER PROPOSALS.....................................................  30
APPRAISAL RIGHTS..........................................................  30
INCORPORATION OF DOCUMENTS BY REFERENCE...................................  30
ADDITIONAL INFORMATION....................................................  31
EXHIBIT A   THE COMPANY'S 1994 STOCK OPTION PLAN.......................... A-1
ENCLOSURES:Chartwell Leisure Inc. 1996 Annual Report

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING AND SOLICITATION

  Only holders of record of the Company's Common Stock at the close of business on March 17, 1997 (the "Record Date") are entitled to notice of, and
to vote at, the Meeting. On that date, the Company had outstanding     shares
of Common Stock.

  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposal relating to the election of Directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Common Stock vote together as a single class, with each record holder of Common Stock entitled to one vote per share.

  The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company will retain Chase Mellon Shareholder Services to assist with the solicitation at an estimated cost of
$    plus reimbursement of out-of-pocket expenses. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock of the Company.

VOTE REQUIRED

  Approval of the proposal relating to consent to waiver of a covenant under the Stock Purchase Agreement (Proposal 1) requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date (excluding the shares of Common Stock held by Chartwell Leisure Associates L.P. II ("CL Associates"), FSNL LLC ("FSNL") and any of their affiliates). Approval of the proposal relating to the Plan (Proposal 2) requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date. As a result, for Proposals 1 and 2 abstentions and broker non-votes will have the same effect as negative votes. Directors shall be elected by a plurality of the votes cast in the election of Directors. Approval of the proposal relating to the appointment of auditors require the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The information set forth in the following table is furnished as of March 3, 1997, with respect to any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each of its directors and nominees for director, certain of its executive officers, and all of its executive officers and directors as a group. Such information (other than with respect to directors and officers of the Company) is based on a review of statements filed with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to the Company's Common Stock. As of March 3, 1997, there were 10,501,850 shares of Common Stock outstanding.

                                                          NUMBER OF
                                                            SHARES
                                                         BENEFICIALLY PERCENT
                                                            OWNED     OF CLASS
                                                         ------------ --------
FIVE PERCENT STOCKHOLDERS

Chartwell Leisure Associates L.P. II(1).................  4,904,930    46.70%
222 Purchase Street, Suite 303
Rye, New York 10580

FSNL LLC(2).............................................  1,052,631    10.02%
157 Church Street, 19th Floor
New Haven, Connecticut 06510

Brahman Management, LLC(3)..............................    927,000     8.83%
277 Park Avenue, 26th Floor
New York, New York 10017

Peter A. Hochfelder(4)..................................  1,293,000    12.32%
277 Park Avenue, 26th Floor
New York, New York 10017

Robert J. Sobel(4)......................................  1,293,900    12.32%
277 Park Avenue, 26th Floor
New York, New York 10017

Mitchell A. Kuflik(4)...................................  1,293,900    12.32%
277 Park Avenue, 26th Floor
New York, New York 10017

The Kaufmann Fund, Inc.(5)..............................    602,500     5.74%
140 East 45th Street, 43rd Floor
New York, New York 10017

DIRECTORS AND EXECUTIVE OFFICERS

Richard L. Fisher(6)....................................  5,078,596    47.58%
Henry R. Silverman(7)...................................    283,372     2.63%
Stephen P. Holmes(8)....................................     24,200      *
Martin L. Edelman(9)....................................    299,910     2.82%
Michael J. Kennedy(10)..................................     15,000      *
Marc E. Leland(11)......................................  4,909,930    46.73%
Dr. Guido Goldman(12)...................................  1,052,631    10.02%
Rachel Robinson.........................................          0      *
Carl Winston(13)........................................     28,333      *
Ronald E. Jackson.......................................          0      *
Kenneth J. Weber(14)....................................     33,333      *
Douglas H. Verner(15)...................................     21,666      *
All Executive Officers and Directors as a Group (12
persons)(16)............................................  5,601,167    50.19%

--------
* less than 1%

 (1) CL Associates is a limited partnership consisting of members of the Fisher Brothers family and a trust for the benefit of Gordon Getty and members of his family. Of the 4,904,930 shares of Common Stock reflected in the table as beneficially owned by it, CL Associates has sole power to vote and dispose of 3,852,299 shares of Common Stock. Pursuant to the Stockholders' Agreement (as hereinafter defined), FSNL and CL Associates have agreed to elect certain nominees as Directors and FSNL has agreed to vote its shares of Common Stock at all meetings of stockholders of the Company and any written consent in the manner directed by CL Associates. Therefore, CL Associates and FSNL are deemed to share voting and dispositive power with respect to the 1,052,631 shares reflected in the table as owned by FSNL, and the number of shares reflected in the table as owned by CL Associates includes both the shares that are owned of record by CL Associates and the shares that are owned of record by FSNL. See "Certain Transactions--Relationships with CL Associates and FSNL." Messrs. Fisher, Leland and Edelman are beneficial owners of CL Associates.
 (2) FSNL is a limited liability company owned principally by a trust for the benefit of Charles de Gunzburg. Pursuant to the Stockholders' Agreement, FSNL and CL Associates share voting and dispositive power with respect to these shares. Dr. Goldman is a beneficial owner of FSNL.
 (3) Based upon information contained in a Schedule 13-D dated February 10, 1997 (the "Brahman 13-D") filed by Brahman Partners II, L.P. ("Brahman Partners"), B-Y Partners, L.P. ("B-Y"), Brahman Institutional Partners, L.P. ("Institutional"), Brahman Management L.L.C. ("Management"), Brahman Capital Corp. ("Capital"), Peter A. Hochfelder ("Hochfelder"), Robert J. Sobel ("Sobel"), Mitchell A. Kuflik ("Kuflik") and Brahman Partners II Offshore, Ltd. ("Offshore"), Management beneficially owns 927,000 shares of Common Stock. Based on the Brahman 13-D, the persons filing the Brahman 13-D may be deemed to be a "group" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Management is the general partner of B-Y, Brahman Partners and Institutional. Includes 341,500 shares of Common Stock attributable to B-Y, 285,549 shares of Common Stock attributable to Brahman Partners and 299,951 shares of Common Stock attributable to Institutional. Management has shared voting and dispositive power over such shares.
 (4) Based upon the information contained in the Brahman 13-D, Hochfelder, Sobel and Kuflick each beneficially own 1,293,900 shares of Common Stock. Capital is the investment manager for Offshore and for the investment accounts of Genesis Capital Fund and a foreign investment fund (together, the "Capital Client Accounts"). Hochfelder, Sobel and Kuflick are the sole stockholders of Capital and each of Hochfelder, Sobel and Kuflick are in a position to directly or indirectly determine the investment and voting decisions made by management and Capital, and, consequently, Brahman Partners, B-Y, Institutional, Offshore and the Capital Client Accounts. Includes 341,500 shares of Common Stock attributable to B-Y, 285,549 shares of Common Stock attributable to Brahman, 299,951 shares of Common Stock attributable to Institutional, 115,200 shares of Common Stock attributable to Offshore, and 251,700 shares of Common Stock attributable to the Client Capital Accounts. Each of Hochfelder, Sobel and Kuflick has shared voting and dispositive power over such shares.
 (5) Based upon information contained in a Schedule 13G dated March 18, 1996 filed by The Kaufmann Fund, Inc., a registered investment company, such entity beneficially owns 602,500 shares of Common Stock. The Kaufmann Fund, Inc. has sole voting and sole dispositive power over such shares.
 (6) Includes 171,666 shares issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan, which options are currently exercisable, or exercisable within 60 days. Also includes all shares owned by CL Associates, and 2,000 shares owned by Fisher Brothers Financial and Development Company ("FBFDC"). Mr. Fisher is the President and one of the two directors of Chartwell Leisure Corp. II ("CL Corp."), the general partner of CL Associates, and, accordingly, may be deemed to own beneficially all shares owned beneficially by CL Associates. Mr. Fisher is also a limited partner of CL Associates. FBFDC is a New York limited partnership of which Mr. Fisher is both a general and limited partner. Mr. Fisher disclaims beneficial ownership of the shares of Common Stock owned by CL Associates and FBFDC other than 373,993 shares representing 9.70% of the shares owned of record by CL Associates and 320 shares representing 16% of the shares owned by FBFDC. Mr. Fisher owns, in the aggregate, a 9.70% beneficial interest in CL Associates and a 16% interest in FBFDC.

 (7) Includes 255,700 shares of Common Stock issuable upon the exercise of options granted under the 1992 Stock Option Plan of HFS Incorporated ("HFS"), the former parent of the Company, which options are currently exercisable, and 5,172 shares of Common Stock in two retirement plans whose sole beneficiary is Mr. Silverman.
 (8) Includes 19,200 shares issuable upon the exercise of options granted under HFS' 1992 Stock Option Plan, which options are currently exercisable or exercisable within 60 days.
 (9) Includes 115,000 shares issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan, which options are currently exercisable, or exercisable within 60 days. Amounts shown include 184,910 shares representing 4.8% of the shares owned of record by CL Associates. Mr. Edelman owns, in the aggregate, a 4.8% beneficial interest in CL Associates.
(10) Includes 15,000 shares issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan, which options are currently exercisable or exercisable within 60 days.
(11) Includes 5,000 shares issuable upon the exercise of options granted under the Company's 1994 Option Plan, which options are currently exercisable or exercisable within 60 days. Also represents the shares of Common Stock beneficially owned by CL Associates. Mr. Leland is the Vice President and one of the two directors of CL Corp and, accordingly, may be deemed to own beneficially all shares owned beneficially by CL Associates. Mr. Leland is also a beneficial owner of CL Associates. Mr. Leland disclaims beneficial ownership of the shares of Common Stock owned by CL Associates other than 122,118 shares, representing approximately 3.17% of the shares owned of record by CL Associates. Mr. Leland owns an 8% general partnership interest in FGT L.P., which, in turn, owns a 39.6% limited partnership interest in CL Associates.
(12) Represents the shares of Common Stock held by FSNL. Dr. Goldman is a Manager and beneficial owner of FSNL and a beneficiary of a trust that is a member in FSNL. Dr. Goldman disclaims beneficial ownership of the shares of Common Stock owned by FSNL.
(13) Includes 21,333 shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan, which options are currently exercisable or exercisable within 60 days.
(14) Includes 33,333 shares of Common Stock issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan, which options are currently exercisable or exercisable within 60 days.
(15) Includes 21,666 shares issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan, which options are currently exercisable or exercisable within 60 days.
(16) Includes 657,898 shares, in the aggregate, of Common Stock purchasable by executive officers and Directors pursuant to options granted under HFS' 1992 Stock Option Plan or the Company's 1994 Stock Option Plan, which options are currently exercisable or exercisable within 60 days.

CHANGE OF CONTROL

  On August 8, 1996, the Company issued and sold an aggregate of 4 million shares of Common Stock of which 2,947,369 shares were issued and sold to CL Associates, and 1,052,631 shares were issued and sold to FSNL for an aggregate purchase price of $57 million, or $14.25 per share. See "Proposal 1" and "Certain Transactions --Relationships with CL Associates and FSNL." As a result of that sale, CL Associates and FSNL together beneficially own 46.70% of the issued and outstanding shares of Common Stock. The $57 million used to make such purchase came from the working capital of CL Associates, or affiliates of CL Associates, and FSNL. CL Associates obtained its shares of the funds required to make that purchase from capital contributions by its partners CL Corp. obtained the funds required to make its capital contribution to CL Associates from capital contributions by its stockholders. The Fisher partners, Martin L. Edelman and Gordon P. Getty obtained their funds through personal funds. FGT, L.P. obtained its fund from working capital. FSNL obtained its share of the funds required to make such purchase from capital contributions of its members.

                                 (PROPOSAL 1)

                        CONSENT TO WAIVER OF A COVENANT
                      UNDER THE STOCK PURCHASE AGREEMENT

  At the Company's 1996 Annual Meeting of Stockholders held on August 8, 1996, the stockholders approved the issuance and sale of an aggregate of 4 million shares of Common Stock to CL Associates and FSNL. That investment was governed by the Stock Purchase Agreement. See "Certain Transactions--Relationship with CL Associates and FSNL."

  Under Section 10(f) of the Stock Purchase Agreement, CL Associates and FSNL agreed that, without the consent of a majority of the stockholders other than CL Associates, FSNL and their affiliates, and so long as CL Associates, FSNL and their affiliates either continue to own in the aggregate at least twenty percent (20%) of the outstanding shares of Common Stock of the Company or have any representatives serving on the Company's Board of Directors, neither CL Associates, FSNL nor any of their affiliates shall acquire any interest in an existing hotel property or properties (including by foreclosure on any mortgage acquired on or after January 1, 1996), or any interest in an existing hotel property or properties that are under development or in any property which such party intends to develop as a hotel property. The Stock Purchase Agreement provides that such restrictions will not apply to acquisitions by CL Associates, FSNL or their affiliates under development by affiliates of CL Associates on the date of the Stock Purchase Agreement, redevelopment of hotels owned by affiliates of CL Associates on January 1, 1996, or acquisitions of hotels on which affiliates of CL Associates had liens on January 1, 1996. See "Certain Transactions--Relationships with CL Associates and FSNL--Restriction on Other Hotel Properties." Gordon P. Getty and FGT, L.P., affiliates of CL Associates, have requested that the provisions of
Section 10(f) be waived with respect to any investments made by Gordon P. Getty, FGT, L.P. or their affiliates in full-service, upper-end lodging properties. Mr. Getty, FGT, L.P. and their affiliates currently hold investments in certain full-service, upper-end lodging properties and they would like to make investments in similar properties in the future.

  The Board of Directors has determined that full-service, upper-end lodging properties do not compete with the Company and that if Mr. Getty, FGT, L.P. and their affiliates were permitted to hold interests in such full-service, upper-end lodging properties, the Company would not be adversely affected.

  Certain of the Company's current directors and nominees for director may be deemed to have an interest in the consent to waiver of Section 10(f) of the Stock Purchase Agreement. Messrs. Fisher, Edelman and Leland are all direct or indirect partners in CL Associates, of which FGT, L.P. is also a partner, Mr. Leland is a partner in FGT, L.P. and Messrs. Fisher and Edelman are stockholders in CL Corp., of which Mr. Getty is also a stockholder.

  The Board of Directors were aware of these interests and considered them, among other factors, in approving the consent to waiver of Section 10(f) of the Stock Purchase Agreement and making its recommendation to stockholders.

  Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date (excluding the shares of Common Stock held by CL Associates, FSNL and their affiliates). As a result, abstentions and broker non-votes will have the same effect as negative votes.

                            THE BOARD OF DIRECTORS
                             RECOMMENDS A VOTE FOR
                        CONSENT TO WAIVER OF A COVENANT
                      UNDER THE STOCK PURCHASE AGREEMENT

                                  (PROPOSAL 2)

                           APPROVAL OF THE COMPANY'S
                       1994 STOCK OPTION PLAN, AS AMENDED

  The Company, then known as National Gaming Corp., instituted its 1994 Stock Option Plan in November 1994, and subsequently amended that plan in October 1996 and March 1997 (as amended, the "Plan"). An aggregate of 2,000,000 shares of Common Stock was initially authorized for issuance under the Plan.

  As of October 1996, options (net of cancelled or expired options) covering an aggregate of 1,623,000 shares of the Company's Common Stock had been granted under the Plan, of which no options to purchase shares had been exercised. The remaining shares (plus any shares that might in the future be returned to the Plan as a result of cancellation or expiration of options) available for future grants under the Plan were insufficient for proposed grants to officers, key employees, directors and consultants.

  The Board adopted an amendment to the Plan, subject to stockholder approval, to enhance the flexibility of the Board and the committee administering the Plan (the "Committee") in granting options to the Company's officers, directors, consultants and key employees. The amendment increases the number of shares of Common Stock authorized for issuance under the Plan from 2,000,000 shares to 4,000,000 shares.

  The Board adopted this amendment to ensure that the Company can continue to grant awards to officers, directors, consultants and key employees at levels determined appropriate by the Board and the Committee. In addition, the Board believes that the increase in the number of shares in the Plan will be sufficient to provide an appropriate number of reserved shares for at least the next eighteen months.

  In addition, as a result of certain changes to Rule 16b under the Exchange Act, certain provisions in the Plan were no longer necessary. Accordingly, the Board's amendment eliminated several obsolete provisions and deleted references to Rule 16b-3. Also as a result of the recent changes the Company is permitted to grant options that are transferable. Although the Board does not believe that unlimited transferability is consistent with the compensatory nature of the Plan, the Board believes that there are limited circumstances under which transferability is appropriate. Thus, the Board adopted an amendment which permits the Committee to grant options which may be transferred to family members, family trusts or family partnerships.

  Finally, in order to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, which places a cap on the deductibility of compensation, the Plan contained a provision limiting the shares that could be subject to options granted to any participant in a year. The limit was expressed as a percentage of the total shares subject to options granted in any year. The limitation proved difficult to administer and, thus, the Board amended the limit so that it is expressed by a specific number of shares. This change is one of administrative convenience and is not a benefit enhancement.

  Stockholders are requested in this Proposal 2 to approve the Plan, as amended. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock outstanding as of the Record Date. As a result, abstentions and broker non-votes will have the same effect as negative votes. The principal provisions of the Plan are summarized below. The following summary of the material provisions of the Plan does not purport to be complete and is qualified in its entirety by the terms of the Plan, a complete copy of which, as amended, is attached hereto as Exhibit A.

STOCK OPTION PLAN

  The purpose of the Plan is to provide an additional incentive to the officers, key employees, and directors of, and independent contractors with respect to, the Company and its subsidiaries ("Participants") whose substantial contributions are essential to the growth and success of the Company's business in order to strengthen their commitment to the Company and its subsidiaries, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to align the interests of such Participants with the interests of stockholders of the Company.

ADMINISTRATION

  The Plan is required to be administered by a committee (the "Committee") composed of certain directors appointed by the Board of Directors. The Committee has the authority to administer, construe and interpret the provisions of the Plan. Except with respect to "Formula Grants" (described below), the Committee determines those Participants to whom options shall be granted under the Plan and the number of options to be granted to each Participant and the terms and conditions of each grant.

SHARES

  The Company has reserved 4,000,000 shares of Common Stock for issuance pursuant to options that may be granted under the Plan. No Participant may be granted options with respect to more than 650,000 shares of Common Stock during any year. As of March 6, 1997, the closing bid price of a share of Common Stock on the NASDAQ National Market was $14.25. If there are changes in the capitalization of the Company, the Committee shall make appropriate adjustments with respect to the shares subject to the Plan and the terms of outstanding options granted under the Plan. Changes in capitalization could result from, among other reasons, any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares.

OPTION GRANTS

  Under the Plan, the company may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue code of 1986, as amended (the "Code"), and options that are not qualified as ISOs. The exercise price of options shall be determined by the Committee. However, ISOs may not be granted under the Plan at an exercise price of less than the fair market value of the Common Stock on the date of grant (110 percent of fair market value in the case of an ISO granted to any holder of more than 10 percent of the voting power of all classes of stock of the Company or a parent or subsidiary (a "Ten Percent Holder")). In addition, at least 85 percent of all options granted under the Plan will have an exercise price at least equal to the fair market value of a share on the date of grant. Options may be granted for a ten-year term (five years in the case of an ISO granted to a ten percent shareholder).

FORMULA GRANTS

  The Plan provides for automatic grants to directors who are not employees of the Company or a subsidiary. Each non-employee director receives an initial option to purchase 15,000 shares of Common Stock and each non-employee director will receive an additional option grant for 15,000 shares of Common Stock on the first anniversary of the date of his or her initial grant of options. Options granted to non-employee directors become exercisable as to 33 1/3% of the shares covered by the option on the first, second and third anniversaries of the date the option is granted.

VESTING AND EXERCISE

  Except with respect to Formula Grants, the Committee has full discretion to determine the vesting provisions of each option. Options may vest based on service, performance or any other factors selected by the Committee and may continue to vest following termination of service with the Company. Unless otherwise determined by the Committee, all options will become fully exercisable (to the extent not already exercisable) if a "change-of-control transaction" (as defined in the Plan) occurs. Except as provided, options may not be exercised unless the optionee is then in the employ or service of the Company or a subsidiary. All options granted under the Plan, to the extent not exercised and unless otherwise provided, may be exercised until the tenth anniversary of the date of grant, on which date the options will expire; however, if the optionee's employment or engagement terminates, options that are vested may be exercised as follows: (i) during the one-year period following the date the person ceases to be employed or engaged by the Company or a subsidiary, other than by reason of death, disability or retirement; or
(ii) during the two-year period following the date the person ceases to be employed or engaged by the Company or an affiliated corporation by reason of death, disability or retirement.

  An option may be exercised by giving written notice to the Company specifying the number of whole shares to be purchased and accompanied by payment of the purchase price in cash, by check, in shares of Common Stock already owned, or by a cashless exercise procedure acceptable to the Secretary of the Company. Upon exercise and payment, shares are issued by the Company out of its authorized but unissued shares or shares held in the Company's treasury.

TRANSFERABILITY

  Options granted under the Plan may not be transferred to another person except by will or the laws of descent and distribution or as permitted by the Committee. The Committee may permit transferability to family members, family trusts or family partnerships.

AMENDMENT AND TERMINATION

  The Board of Directors of the Company has the power to terminate or amend the Plan at any time. If the Board does not take action to earlier terminate the Plan, it will terminate on November 22, 2004. Certain amendments may require the approval of the Company's stockholders, and no amendment may adversely affect options which have previously been granted.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS

  In general, a Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a Participant disposes of shares acquired by exercise of an ISO, the Participant's gain (the difference between the sale proceeds and the price paid by the Participant for the shares) upon the disposition will be taxed as capital gain, provided the Participant (i) does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and (ii) exercises the option while an employee of the Company or of an affiliate of the Company or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the Participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the Participant generally will recognize ordinary income upon exercise of the option.

  In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a Participant who is subject to Section 16(a) of the Exchange Act.

  The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction will be equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant of any option or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

  Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to each of the named executive officers that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value will not satisfy those requirements.

                            THE BOARD OF DIRECTORS
                             RECOMMENDS A VOTE FOR
                           APPROVAL OF THE COMPANY'S
                         STOCK OPTION PLAN, AS AMENDED

                               ----------------

                                 (PROPOSAL 3)

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated Messrs. Henry R. Silverman, Martin L. Edelman and Marc E. Leland as the three candidates to be elected at the Meeting for a three-year term ending in 2000.

  Each nominee has consented to being named in the Proxy Statement and to serve if elected. If prior to the Meeting any nominee should become unavailable to serve, the shares of Common Stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board should determine to reduce the number of directors pursuant to the Certificate of Incorporation of the Company (the "Charter") and the Company's Bylaws (the "Bylaws").

  Certain information regarding each nominee and each director continuing in office is set forth below, including such individual's age as of March 3, 1997 and principal occupation, a brief description of his or her business experience during the last five years and other directorships currently held.

INFORMATION REGARDING THE NOMINEES AND DIRECTORS

 Nominees for Election for a Term Expiring in 2000

    Henry R. Silverman
    Martin L. Edelman
    Marc E. Leland

  HENRY R. SILVERMAN, age 56, has been a Director of the Company since September 1994. He has been Chairman of the Board, Chairman of the Executive Committee, and Chief Executive Officer of HFS since May 1990 and was the Chairman of the Board and Chief Executive Officer of the Company from November 1994 until January 24, 1996. Mr. Silverman is a former General Partner of The Blackstone Group ("Blackstone"), a New York investment banking firm, having held such position from February 1990 to December 1991.

  MARTIN L. EDELMAN, age 55, has been a Director of the Company since November 22, 1994 and President of the Company since January 24, 1996. Mr. Edelman was the Vice Chairman of the Board of Directors of the Company from December 1995 until March 1996. He has also been a director of HFS and a member of its Executive Committee since November 1993. Mr. Edelman has been of counsel to Battle Fowler LLP, a New York City law firm that provides services to the Company, since January 1994 and was a partner with that firm from 1972 through 1993. Mr. Edelman also serves as a director of Presidio Capital Corp., and California Real Estate Investment Trust, a real estate investment trust. Mr. Edelman has also served as a consultant to the Fisher Brothers family, an affiliate of CL Associates since January 1995. Mr. Edelman is also a founding member of the Board of Directors of the Jackie Robinson Foundation, a charitable foundation that creates and administers scholarships for minority youths.

  MARC E. LELAND, age 58, has been a Director of the Company since December 20, 1995. Mr. Leland has been President of Marc E. Leland & Associates, engaged in financial consulting and private investment activities, since 1984. Mr. Leland is a Vice President and director of CL Corp., the general partner of CL Associates, and a general partner in FGT, L.P., which is a limited partner of CL Associates. Mr. Leland was the Assistant Secretary of the Treasury for International Affairs from 1981 to 1984. Mr. Leland is a director of Noble Drilling Corporation, a company that provides contract drilling services for the oil and gas industry worldwide.

                       THE BOARD OF DIRECTORS RECOMMENDS
                           A VOTE FOR THE ELECTION OF
                     MESSRS. SILVERMAN, EDELMAN AND LELAND

 Incumbent Directors Continuing in Office for a Term Expiring in 1998

    Dr. Guido Goldman
    Richard L. Fisher

  DR. GUIDO GOLDMAN, age 59, has been a Director of the Company since August 8, 1996. Dr. Goldman is a Manager of FSNL, a trustee of a trust and the beneficiary of another trust, both of which are members in FSNL. Dr. Goldman has been Chairman of the Board and President of First Spring Corporation, engaged in private asset management since 1985, and Director of the Program for the Study of Germany and Europe at the Minda de Gunzburg Center for European Studies of Harvard University since 1989 and the Director of the Minda de Gunzburg Center for European Studies from 1969 to 1994. See "Certain Transactions--Relationships with CL Associates and FSNL."

  RICHARD L. FISHER, age 55, has been the Chairman of the Board and Chief Executive Officer of the Company since January 24, 1996, and a Director of the Company since December 20, 1995. Mr. Fisher has been self-employed, engaged in private investment activities, financial management and real estate ownership and development, among other businesses, since prior to 1990. Mr. Fisher is a principal of Fisher Brothers, one of the largest owners of commercial real estate in New York City. Mr. Fisher is a limited partner in CL Associates, the President, a director and a stockholder in the general partner of CL Associates and a partner in various affiliates of CL Associates. Mr. Fisher is also a member of the Board of Trustees of the University of Pennsylvania and the Horace Mann School located in Riverdale, New York, the Board of Directors of Lincoln Center for the Performing Arts and the National Advisory Board of The Chase Manhattan Bank.

 Incumbent Directors Continuing in Office for a Term Expiring in 1999

    Stephen P. Holmes
    Michael J. Kennedy
    Rachel Robinson

  STEPHEN P. HOLMES, age 40, has been a Director of the Company since November 1994. Mr. Holmes has been Vice Chairman of HFS since 1996, a Director of HFS since June 1994 and was Executive Vice President and Chief Financial Officer of HFS from July 1992 to July 1996 and was Executive Vice President, Chief Financial Officer and Treasurer of the Company from November 1994 until February 1996. Mr. Holmes was a director of AMRE, Inc., a home remodeling and improvement company AMRE, Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in 1996.

  MICHAEL J. KENNEDY, age 59, has been a Director of the Company since November 22, 1994. Mr. Kennedy has been an attorney with his own law firm in New York City since 1976.

  RACHEL ROBINSON, age 74, has been a Director of the Company since August 8, 1996. Ms. Robinson has been the Chairperson of the Jackie Robinson Foundation, a charitable foundation that creates and administers scholarships for minority youth, since 1973.

COMMITTEES, MEETINGS; COMPENSATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED FOR ELECTION OF DIRECTORS

  The Board of Directors held    meetings during 1996. All incumbent directors
attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. The Board has three committees of the Board during 1996: the Executive, Audit, Compensation and Annual Meeting Committees, as described below.

  The Executive Committee is currently comprised of Mr. Fisher as Chairman and Messrs. Leland and Edelman. The Executive Committee is authorized to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except those powers reserved, by law or
resolution, to the Board of Directors. The Executive Committee met     times in
1996.

  The Audit Committee is currently comprised of Mr. Kennedy and Ms. Robinson. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the audit with the independent accountants; reviews with management the Company's interim operating results; and reviews the non-audit services to be performed by the firm of independent accountants and considers the effect of such
performance on the accountants' independence. The Audit Committee met     times
in 1996.

  The Compensation Committee is comprised of Mr. Kennedy and Ms. Robinson. The Compensation Committee reviews compensation arrangements for executives, reviews and makes recommendations to the Board of Directors regarding the adoption or amendment of employee benefit plans, and administers the Company's employee stock option plans. The Compensation Committee met times in 1996.

  The Annual Meeting Committee for the 1996 Annual Meeting was comprised of Messrs. Fisher and Edelman. The Annual Meeting Committee exercised all powers and authority of the Board of Directors in all matters relating to the 1996 Annual Meeting, including expressly the power to fix a record date for stockholders entitled to vote at the 1996 Annual Meeting, to designate the date and location of the 1996 Annual Meeting and to take any other actions necessary or incidental to planning and conducting the 1996 Annual Meeting, subject to
the Company's By-laws. The Annual Meeting Committee met     times in 1996.

  The Company has no standing nominating committee. Accordingly, the Board of Directors nominates persons for election to the Board of Directors. Stockholders may make nominations for the Board of Directors, provided that such nominations are made in accordance with the provisions of the Bylaws. See "Stockholder Proposals."

  During 1996 and currently, non-employee directors receive an annual retainer of $20,000, plus $1,000 for chairing a committee and $500 for serving as a member of a committee other than as chair. Non-employee directors are also paid $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. Until March 12, 1996, non-employee directors who were also non-employee directors of HFS were paid half of the amounts specified for that period. All non-employee directors have been in the past, and continue to be, reimbursed for expenses incurred in attending meetings of the Board of Directors and committees.

  Members of the Board of Directors who are officers or employees of the Company or any of its subsidiaries do not receive compensation or reimbursement of expenses for serving in their capacity as directors. Because Messrs. Holmes and Silverman are no longer employees of the Company, they are considered non-employee directors. However, Messrs. Holmes and Silverman have agreed to waive any compensation for their services as directors of the Company for 1996 and 1997.

  During 1996, the Company (i) provided $100,000 of term life insurance coverage for each non-employee director to the beneficiary designated by such non-employee director and (ii) purchased joint life insurance contracts in the amount of $1,000,000 for each director, and upon the death of such director, the Company agreed to donate an aggregate of $1,000,000 to one or more charitable organizations designated by such director from the proceeds of such insurance policy. With the exception of such joint life insurance contracts, members of the Board of Directors who were officers or employees of the Company or any of its subsidiaries during 1996 did not receive compensation or reimbursement of expenses for serving in such capacity.

  Pursuant to the Plan, each non-employee director is automatically granted certain stock options as follows: options granted to directors who are not employees of the Company or a subsidiary of the Company are subject to pre-determined rules and procedures such that neither the Board of Directors nor the Compensation Committee has any discretion in connection with the granting of such options. Options are granted to non-employee directors based on a formula whereby current non-employee directors have received an option to purchase 15,000 shares of Common Stock; other non-employee directors, upon initial appointment or election to the Board of Directors, will be granted an option to purchase 15,000 shares of Common Stock; and each non-employee director will receive an additional option grant for 15,000 shares of Common Stock on the first anniversary of the date of their initial grant of options. Such options have an exercise price of not less than 100% of the fair market value on the date of grant and vest over a three year period from the date of grant at the rate of 33 1/3% per year, and otherwise have the same terms as all other options granted under the Plan.

  Directors will be elected by a plurality of the votes cast in the election of Directors. Pursuant to applicable Delaware law, in tabulating the vote for the election of directors, abstentions and broker non-votes will be counted in determining the presence of a quorum, but will be disregarded and will have no effect in determining the outcome of the vote if a quorum is present.

                               EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the executive officers of the Company currently in office:

        NAME                               OFFICE OR POSITIONS HELD
        ----                               ------------------------
   Richard L. Fisher....... Chairman of the Board and Chief Executive Officer
   Martin L. Edelman....... Director and President
   Kenneth J. Weber........ Chief Financial Officer
   Douglas H. Verner....... Executive Vice President, General Counsel and Secretary
   Samuel Rosenberg........ Treasurer and Comptroller

  For biographical information about Messrs. Fisher and Edelman see "Election of Directors."

  KENNETH J. WEBER, age 51, is currently the Chief Financial Officer of the Company and has held such office since March 4, 1996. From September 1992 until February 1996, Mr. Weber was the Senior Vice President and Chief Financial Officer of Omni Hotels, a company engaged in the ownership and management of hotels. From January 1987 until September 1992 he was the Senior Vice President and Chief Accounting Officer of Red Lion Hotels, a company engaged in the ownership and management of hotels. From 1973 to 1986, Mr. Weber held various positions in the hospitality industry. Mr. Weber currently serves on the Financial Officer Board of the American Hotel and Motel Association.

  DOUGLAS H. VERNER, age 42, is currently the Executive Vice President, General Counsel and Secretary of the Company and has held such offices since January 23, 1996. Mr. Verner was the Senior Vice President, General Counsel and Secretary of Forte Hotels from November 1984 until January 1996. He is also Chairman of the Copyright Committee of the American Hotel and Motel Association.

  SAMUEL ROSENBERG, age 38, is currently the Treasurer and Comptroller for the Company and has held such office since March 1996. From October 1986 until March 1996, Mr. Rosenberg was employed by Fisher Brothers and from 1992 until March 1996, Mr. Rosenberg was the Comptroller of Fisher Brothers.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth for 1996 the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and the other most highly compensated executive officers (together, the "Named Executive Officers") of the Company in 1996:

                         SUMMARY COMPENSATION TABLE(1)

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                    ---------------------
                                ANNUAL COMPENSATION                        AWARDS
                          --------------------------------------    ---------------------
                                                        OTHER                  SECURITIES
                                                        ANNUAL      RESTRICTED UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL           SALARY      BONUS      COMPEN-        STOCK     OPTIONS/  COMPENSATION
        POSITION          YEAR   ($)         ($)      SATION ($)      AWARDS    SARS (#)      ($)
   ------------------     ---- --------    -------    ----------    ---------- ---------- ------------
Richard L. Fisher,
 Chairman of the Board,
 Chief Executive
 Officer................  1996 $      1    $     0     $     0           0      650,000         0
Kenneth J. Weber, Chief
 Financial Officer......  1996 $209,389(2) $     0(3)  $45,413(4)        0      130,000         0
Ronald E. Jackson, Chief
 Operating Officer......  1996 $135,527(5) $92,000     $ 8,343(6)        0      250,000         0
Douglas H. Verner,
 Executive Vice
 President, General
 Counsel and Secretary..  1996 $189,939(7) $ 3,750     $60,852(8)        0       65,000         0
Carl Winston, Executive
 Vice President of
 Operations.............  1996 $172,658(9) $     0     $72,272(10)       0       85,000         0

--------
 (1) All of the Named Executive Officers were appointed to their respective offices during 1996.
 (2) Represents salary paid to Mr. Weber commencing on March 4, 1996, the date of his employment with the Company. The annualized salary for Mr. Weber for 1996 was $250,000.
 (3) On    , 1997, Mr. Weber was paid $50,000, which represents his bonus for
     1996.
 (4) This compensation consists of $35,259 of payment of moving expenses and $10,154 as a car allowance.
 (5) Represents salary paid to Mr. Jackson commencing on August 15, 1996, the date of his employment with the Company. The annualized salary for Mr. Jackson for 1996 was $350,000.
 (6) This compensation consists of payment of moving expenses.
 (7) Represents salary paid to Mr. Verner commencing on January 23, 1996, the date of his employment with the Company. The annualized salary for Mr. Verner for 1996 was $195,000.
 (8) This compensation consists of payment of moving expenses.
 (9) Represents salary paid to Mr. Winston commencing on January 23, 1996, the date of his employment with the Company. The annualized salary for Mr. Winston was $180,000.
(10) This compensation consists of payment of moving expenses.

  There are presently no pension or retirement plans of the Company that will cover any of the Named Executive Officers. The Company's option plans do not provide for stock appreciation rights. The Company does not have any long-term incentive plan.

OPTION GRANTS

  The following table summarizes is the grant of options to the Named Executive Officers during the last fiscal year. The Company's 1994 Stock Option Plan does not provide for stock appreciation rights.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
                         -------------------------
                          NUMBER OF    % OF TOTAL                           POTENTIAL REALIZABLE
                         SECURITIES   OPTIONS/SARS                            VALUE AT ASSUMED
                         UNDERLYING    GRANTED TO  EXERCISE OR                ANNUAL RATES OF
                         OPTIONS/SAR  EMPLOYEES IN BASE PRICE  EXPIRATION STOCK PRICE APPRECIATION
          NAME           GRANTED (#)  FISCAL YEAR     $/SH        DATE        FOR OPTION TERM
          ----           -----------  ------------ ----------- ---------- ---------------------------
                                                                             5%($)          10%($)
                                                                          -----------    ------------
Richard L. Fisher.......   500,000(1)    24.91%      $13.25     1/24/2006 $ 4,166,427    $ 10,558,544
                           150,000(2)     7.47%      $14.75     11/7/2006 $ 1,391,429    $  3,526,155
Ronald E. Jackson.......   200,000(3)     9.96%      $16.00    12/31/1998 $   131,227(5) $    271,355(5)
                            50,000(4)     2.49%      $14.75               $         0(5) $          0(5)
Kenneth S. Weber........   100,000(6)     4.98%      $13.25      3/4/2006 $   833,285    $  2,111,709
                            30,000(2)     1.49%      $14.75     11/7/2006 $   278,286    $    705,231
Douglas H. Verner.......    65,000(7)     3.24%      $10.625    1/24/2006 $   434,330    $  1,100,678
Carl Winston............    85,000(8)     4.23%      $10.625    2/28/1998 $    24,438(9) $     50,190(9)

--------
(1) Mr. Fisher was granted such options on January 24, 1996. Such options will be exercisable as to one-third of such shares on each of the first three anniversaries of the date of grant; provided, that the options will become vested upon a "change of control transaction" as defined in the Plan.
(2) Such options were granted on November 7, 1996. Such options will be exercisable as to two-thirds of such shares on the second anniversary of the date of grant and the remainder of the options will become exercisable on the third anniversary of the date of grant; provided that the options will become vested upon a "change of control transaction" as defined in the Plan.
(3) Mr. Jackson was granted options to purchase 200,000 shares of Common Stock on August 15, 1996. Mr. Jackson will no longer serve as Chief Operating Officer of the Company, although pursuant to an agreement between Mr. Jackson and the Company he continues to receive payments under his employment agreement and to perform certain services for the Company. See "Employment Contracts." Pursuant to such agreement, one-third of the shares will become exercisable on the last date of Mr. Jackson's employment with the Company and such options shall remain exercisable for one year thereafter.
(4) Mr. Jackson was granted such options on November 7, 1996, between the Company and Mr. Jackson. Mr. Jackson will no longer serve as Chief Operating Officer of the Company, although pursuant to an agreement between Mr. Jackson and the Company he continues to receive payments under his employment agreement and to perform certain services for the Company. See "Employment Contracts." The options will terminate upon Mr. Jackson's termination of his employment with the Company.
(5) The potential realizable value at assumed annual rates was calculated based on 66,666 shares being exercisable until December 31, 1998. See notes 3 and 4 and "Employment Contracts." None of the 50,000 shares will be exercisable therefore the potential realizable value is 0.
(6) Mr. Weber was granted such options on March 4, 1996. Such options will be exercisable as to one-third of such shares on each of the first three anniversaries of the date of grant; provided, that the options will become vested upon a "change of control transaction" as defined in the Plan.

(7) Mr. Verner was granted such options on January 24, 1996. Such options will be exercisable as to one-third of such shares on each of the first three anniversaries of the date of grant; provided, that the options will become vested upon a "change of control transaction" as defined in the Plan.
(8) Mr. Winston was granted such options on January 24, 1996 pursuant to a stock option agreement, dated as of January 24, 1996, between the Company and Mr. Winston. Such options will become exercisable as to one-third of such on each of the first three anniversaries of the date of grant. Mr. Winston's employment with the Company was terminated on February 28, 1997. See "Employment Contracts." The stock option agreement provides that upon the termination of Mr. Winston's employment, other than for cause, the options will remain exercisable as to all shares as to which the options were exercisable as of such termination until the first anniversary of such termination of employment. As of February 28, 1997, 21,337 shares were exercisable.
(9) The potential realizable value at assume rates was calculated based on 21,333 shares being exercisable until February 28, 1998. See note 8 and "Employment Contracts."

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

  The following table summarizes the exercise of options by the Named Executive Officers during the last fiscal year and the value of options held by such named executives as of the end of such fiscal year.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                              OPTIONS/SARS         IN-THE-MONEY OPTIONS/SARS
                                                              AT FY-END (#)                AT FY-END
                                                        ------------------------- ----------------------------
     NAME                SHARES ACQUIRED VALUE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
     ----                ON EXERCISE (#) -------------- ------------------------- ----------------------------
Richard L. Fisher.......         0              0             5,000/660,000             $19,375/$288,750
Ronald E. Jackson.......         0              0                 0/250,000                        $0/$0
Kenneth J. Weber........         0              0                 0/130,000                   $0/$50,000
Douglas H. Verner.......         0              0                  0/65,000                  $0/$203,125
Carl Winston............         0              0                  0/85,000                  $0/$265,625

--------
(1) Based upon the Common Stock's closing price on NASDAQ on December 31, 1996 of $13.75 and the applicable exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION IN 1996

  Overall Policy. The Compensation Committee is responsible for administering the Company's executive compensation policies and programs and its aims have been to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, and to link executive and stockholder interests through equity-based compensation plans.

  The key elements of the Company's executive compensation program include base salary, annual bonus or commission, and stock options. Each executive's compensation package is designed to condition a significant portion of the executive's overall anticipated compensation on the Company's success in achieving specified performance targets or on appreciation in the value of the Common Stock or both.

  The following discussion relates to the compensation paid to executive officers of the Company during 1996.

  Base Salaries. Base salaries paid to the Named Executive Officers (other than Mr. Fisher) in 1996 were set forth in their respective employment agreements. The employment agreements with the Named Executive Officers (other than Mr. Fisher) are described more fully under "Employment Contracts." Mr. Fisher received $1 in salary during 1996 and 650,000 options to purchase shares of Common Stock.

  Annual Bonus. Annual bonuses for Messrs. Jackson and Weber were based upon the terms of their respective negotiated employment agreements. Annual bonuses for certain other Company officers were based upon such officers' performance.

  Stock Options. Stock options are designed to align the interests of executives with those of the stockholders, as the value realized by the executives from the options will be limited by the appreciation of the stock price over a number of years. In 1996, options to purchase 2,007,500 shares of Common Stock were granted to Company employees. Options to purchase 200,000, 100,000, 85,000 and 65,000 shares of Common Stock were granted to Messrs. Jackson, Weber, Winston and Verner, respectively, pursuant to the terms of their respective negotiated employment agreements with the Company. See "Employment Contracts."

  Deductibility of Compensation. Due to recent changes in tax law, the deductibility for corporate tax purposes of compensation paid to individual executive officers of the Company in excess of $1 million may be restricted. However, where it is deemed necessary and in the best interests of the Company in order to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company's business strategy, the Compensation Committee will recommend, and the Company is expected to pay, compensation to executive officers which may exceed the limits of deductibility.

                           The Compensation Committee

                     Rachel Robinson    Michael J. Kennedy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, the Compensation Committee of the Board of Directors consisted of Ms. Rachel Robinson and Mr. Michael J. Kennedy. Neither Ms. Robinson nor Mr. Kennedy is or has ever been an officer or employee of the Company or any of its subsidiaries.

PERFORMANCE GRAPH

                                [INSERT GRAPH]


--------
Assumes $100.00 invested on November 29, 1994 (the first day of trading in the Common Stock) in the Common Stock, the Dow Jones Entertainment and Leisure-Casino Index, Dow Jones Lodging Index and the Standard & Poor's SmallCap 600 Index. The Dow Jones Lodging Index was selected to replace the Dow Jones Entertainment and Leisure-Casino Index to reflect the Company's change in focus from the gaming industry to the lodging industry. During the twelve-month period ended December 31, 1996, the Company derived no revenues from gaming.

                            CUMULATIVE TOTAL RETURN

                                                        11/94 12/94 12/95 12/96
                                                        ----- ----- ----- -----
NATIONAL LODGING CORP.................................. $100  $ 70  $ 69  $ 80
DOW JONES ENTERTAINMENT & LEISURE-CASINO INDEX......... $100  $109  $145  $158
DOW JONES LODGING INDEX................................ $100  $100  $197  $146
STANDARD & POOR'S SMALLCAP 600 INDEX................... $100  $ 99  $128  $155

EMPLOYMENT CONTRACTS

  Each Named Executive Officer other than Mr. Fisher was employed by the Company pursuant to a written employment agreement during 1996.

  RONALD JACKSON served as Chief Operating Officer of the Company pursuant to an Employment and Noncompetition Agreement, dated as of July 17, 1996. This agreement provides for an annual base salary of at least $350,000, a guaranteed annual bonus of $50,000 and an additional annual bonus of $50,000 if the Company reached certain business goals as determined by Mr. Jackson, the Company's President and the Company's Chief

Executive Officer. Under this agreement, Mr. Jackson also received a one-time signing bonus of $50,000 and options to purchase 200,000 shares of the Common Stock. The agreement had a term ending on December 31, 1997. Mr. Jackson will no longer serve as Chief Operating Officer of the Company. Pursuant to an agreement, dated as of March 4, 1997, between the Company and Mr. Jackson, Mr. Jackson will continue to receive his salary through December 31, 1997, and will continue to work on various projects for the Company designated by the Chief Executive Officer. Upon the earlier of Mr. Jackson's termination of his employment with the Company and December 31, 1997, one-third of his options to purchase 200,000 shares of Common Stock will become exercisable, and the option shall remain exercisable for one year thereafter. Mr. Jackson shall also receive a pro-rata portion of the guaranteed portion of his bonus.

  KENNETH WEBER serves as Chief Financial Officer of the Company pursuant to a three-year Employment and Noncompetition Agreement, dated as of March 1, 1996. The agreement provides an annual base salary of at least $250,000, an annual bonus of $50,000, and an automobile allowance of $1,000 per month. Under the agreement, the Company provided Mr. Weber with a bridge loan in the principal amount of $753,750, which loan is secured by Mr. Weber's residence and of
which $    remains outstanding as of March 3, 1997. Mr. Weber was also granted an option to purchase 100,000 shares of Common Stock. The term of the bridge loan is two years and the loan bears an interest rate equal to the interest rate the Company is charged from time to time under the Credit Facility (as hereinafter defined). Upon termination of Mr. Weber's employment during the term of the agreement other than for death, disability or "cause," the employment agreement entitles Mr. Weber to $10,000 as a nonaccountable reimbursement of closing costs related to Mr. Weber's sale of his previous residence, his base salary for eighteen months, his pro-rated guaranteed bonus and any additional bonus that he was awarded prior to the termination of his employment.

  DOUGLAS VERNER serves as the Executive Vice President and General Counsel of the Company pursuant to a letter agreement dated January 23, 1996. The agreement provides for an annual base salary of at least $195,000 and a discretionary bonus equal to up to 25% of his base salary. Under the agreement, Mr. Verner was granted an option to purchase 65,000 shares of Common Stock. Mr. Verner's employment under the agreement is for a term ending on February 28, 1997, which term was extended for an additional one year term and which may continue thereafter on a year-to-year basis. Upon termination of Mr. Verner's employment during the term of the agreement other than for "cause," the agreement entitles Mr. Verner to receive a lump sum payment equal to his base salary for three months and any benefits through the date of termination of his employment.

  CARL WINSTON served as the Executive Vice President of Operations pursuant to a letter agreement, dated January 23, 1996. The agreement provided for an annual base salary of at least $180,000 and a discretionary bonus equal to up to 25% of his base salary. Under the agreement, Mr. Winston was granted an option to purchase 85,000 shares of Common Stock. Mr. Winston's employment under the agreement was for a term ending on February 28, 1997, which term was not extended. Mr. Winston received a lump sum payment equal to his then current base salary for three months.

  The term "cause" is defined generally in the preceding employment agreements as (i) intentional misconduct which might reasonably be expected to have a material adverse effect on the Company, (ii) misappropriation, conviction of a felony, repeated drunkenness or drug addiction, (iii) intentionally causing the Company to commit a violation of local, state or federal laws, (iv) gross negligence in the conduct or management of the Company not remedied within 30 days after receipt of notice from the Company, (v) willful refusal to perform the duties reasonably assigned to him by the Chief Executive Officer or President, (vi) breach of the noncompetition (solely for Messrs. Jackson and Weber) and nondisclosure provisions of the agreement, or (vii) breach of any other material provision of the agreement not remedied within 30 days after receipt of notice from the Company.

                             CERTAIN TRANSACTIONS

RELATIONSHIPS WITH HFS

  Prior to November 22, 1994, the Company was a wholly-owned subsidiary of HFS. On that date (the "Distribution Date"), HFS distributed all of the Company's outstanding Common Stock to HFS's stockholders (the "Distribution"). In connection with the Distribution, HFS transferred the assets and liabilities of its business of financing and developing casino gaming and entertainment facilities (the "Casino Development Business") to the Company and made cash capital contributions to the Company aggregating $50 million. As a result of the Distribution, the Company became a publicly traded corporation and ceased to be a subsidiary of HFS.

  In connection with the Distribution, and for purposes of (i) governing certain of the ongoing relationships between HFS and the Company after the Distribution, (ii) providing mechanisms for an orderly transition and (iii) providing HFS with a means of participating in the economic benefits of future gaming projects, HFS and the Company entered into each of the agreements briefly described below. As indicated herein under the caption "Directors and Executive Officers of the Company," certain of the Company's directors also serve as directors and/or executive officers of HFS. Each of these directors and executive officers also owns certain options to purchase shares of the common stock of HFS.

  Distribution Agreement: The Company and HFS entered into a Transfer and Distribution Agreement (the "Distribution Agreement") to provide for, among other things, the principal corporate transactions required to effect the Distribution, the transfer to the Company of the Casino Development Business, the allocation between HFS and the Company of certain liabilities, the capital contributions made by HFS to the Company and certain other agreements governing the relationship between HFS and the Company.

  The Distribution Agreement also contains certain provisions relating to employee compensation, benefits and labor matters and the treatment of options to purchase HFS common stock held by employees of HFS that were outstanding at the time of the Distribution. Among such provisions is an agreement by the Company to reserve for future issuance and to issue up to 433,290 shares of Common Stock to certain persons (including certain current and former directors and executive officers of the Company) in connection with the exercise of then-outstanding options to purchase shares of HFS common stock that were granted pursuant to HFS's 1992 Stock Option Plan (which options were adjusted in connection with the Distribution so that the holders of such options are entitled, upon exercise thereof, to receive one share of Common Stock for every 20 shares of HFS common stock purchased upon such exercise,
subject to further adjustment in certain circumstances). As of    , the
Company had issued     of these shares of Common Stock in connection with the
exercise of HFS options. Pursuant to the Distribution Agreement, HFS has requested that the Company register the shares of Common Stock issuable in connection with HFS's 1992 Stock Option Plan under the Securities Act of 1933, as amended (the "Securities Act"). The Company expects to register such shares in the second quarter of 1997.

  Financing Agreement: Pursuant to a financing agreement (the "Financing Agreement"), HFS agreed to extend up to $75 million in guarantees, security and other credit enhancements ("Future Guarantees") to secure the Company's credit facilities ("Future Facilities") until February 28, 2003. The terms and conditions of each Future Facility and each Future Guaranty are required to be reasonably satisfactory to HFS. The terms of each Future Guaranty are required to be those typical and customary for similar guarantees and are required to comply with certain conditions. HFS is not required to issue any Future Guarantees if: (x) the Company is in material breach of its obligations under the financing agreement or under the corporate services agreement between the Company and HFS; (y) the Company or any joint venture in which the Company is a participant is in material breach of any franchise or license agreement with HFS or any of its subsidiaries; or (z) there has been any material adverse change in the consolidated financial condition of the Company from December 31, 1995 or any event that could reasonably be expected to result in such a material adverse change. Pursuant to the Financing Agreement, HFS has guaranteed $75 million of the Company's $150 million Credit Facility. The Financing Agreement requires the Company to pay HFS an annual fee equal to $1.5 million. The Company is a party to a Credit Facility among the Company, Chartwell Canada Corp., which is a subsidiary of the Company, The Chase

Manhattan Bank, as Administrative Agent, the Bank of Nova Scotia, as Syndication Agent and certain other banks from time to time parties thereto (the "Credit Facility").

  Corporate Services Agreement: Pursuant to a Corporate Services Agreement, HFS had provided to the Company advisory services in connection with business acquisitions, financings, and other transactions by the Company. Under the Corporate Services Agreement, the Company paid HFS a fixed annual fee of $1.5 million until December 31, 1997. The Corporate Services Agreement was terminated as of December 31, 1996 in exchange for payment by the Company of $2.5 million and issuance of a $7 million promissory note payable over seven years commencing on January 1, 1999, and with interest payable at 6% per year in semi-annual installments commencing on July 1, 1997.

  Tax Sharing Agreement: Pursuant to a Tax Sharing and Indemnification Agreement (the "Tax Sharing Agreement"), HFS and the Company have agreed that
(i) HFS shall pay, and indemnify the Company if necessary for, all federal, state, local and foreign income taxes relating to the Casino Development Business for any taxable period ending on or before the Distribution Date and
(ii) the Company shall pay, and indemnify HFS if necessary for, all federal, state and local income taxes attributable to the Casino Development Business for any taxable period ending after the Distribution Date or that arise as a result of or in connection with the Distribution. Pursuant to the Tax Sharing Agreement, HFS is also required to pay all other taxes attributable to periods prior to the Distribution Date. The Tax Sharing Agreement further provides for cooperation with respect to certain tax matters, the exchange of certain tax-related information and the retention of records that may affect the income tax liability of either party.

  Travelodge Franchise: The Company is a party to franchise agreements with an affiliate of HFS, under which the Company uses the Travelodge and Thriftlodge brand names at its properties. The franchise agreements covering the Travelodge and Thriftlodge properties that are wholly owned by the Company are between the Company and HFS, and require monthly payment by the Company of a royalty fee of 4% of the property's gross room revenues plus a marketing fee also currently set at 4% of gross room revenues. The marketing fee may be changed from time to time by HFS. These franchise agreements have scheduled terms of 20 years, but may be terminated by the Company prior to their scheduled expiration upon the payment of liquidated damages by the Company. The Company has also entered into the Omnibus License Agreement with an affiliate of HFS, as licensor, covering the Company's Travelodge and Thriftlodge properties that are owned by joint ventures. Under the Omnibus License Agreement, the Company is required to pay a license fee equal to 4% of gross room revenues multiplied by the Company's percentage interest in each of the hotel properties owned by joint ventures in which the Company acquired an interest, plus an additional amount, generally equal to 4.5% of gross room revenues, for national marketing and reservation services provided by HFS. The Omnibus License Agreement has a term of 20 years but may be terminated by the Company with respect to any particular joint venture prior to the scheduled expiration. Also, if any particular joint venture is terminated, then the licensor may terminate the Omnibus License Agreement with respect to the property owned by that joint venture. In either case, the Company is required to pay liquidated damages upon the early termination of the Omnibus License Agreement with respect to any individual joint venture. The amount of liquidated damages payable by the Company upon termination of the franchise agreement covering any wholly-owned property or the license agreement covering any joint venture-owned property equals five times the amount of the royalty fees payable in respect of that property during the 12 months most recently preceding the termination, if the termination occurs before the end of the fourth year of the franchise or license agreement. If the termination occurs thereafter, the amount of liquidated damages scales down annually, reaching two times the amount of the royalty fees payable in respect of that property during the 12 months most recently preceding the termination if the termination occurs after the sixth year of the franchise or license agreement.

  Canadian Master License: The Company is a party to a master license agreement (the "Canadian Master License") with Travelodge Hotels, Inc., a subsidiary of HFS ("THI"). The Canadian Master License grants the Company an exclusive 30-year license to franchise the Travelodge system throughout Canada. The Company has agreed to pay $350,000 for the license over five years. This payment also covers the initial fees for the first

20 Travelodge franchises the Company grants. After 20 franchises, the Company will pay an initial fee of C$1,500 to THI for each new franchise granted. The Company will also pay to THI continuing royalty fees of 1% of franchisees' gross room revenue (except for a group of 25 hotels, for which the Company will pay 2% of gross room revenue) and marketing fees (which vary from franchise to franchise, but are a percentage of the franchisees' gross room revenue). The Company has hired Royco Hotel and Resorts, Ltd. ("Royco") to develop the Travelodge license in Canada. Upon the termination or expiration of a management services and franchise development agreement between the Company and Royco, Royco shall have the option to purchase the Canadian Master License from the Company.

  Mexican Master License: Chartwell de Mexico, which is the Company's joint venture with Grupo Piasi, S.A. de C.V., a diversified Mexican real estate and development company, is a party to a master license agreement (the "Mexican Master License") with THI. The Mexican Master License grants Chartwell de Mexico an exclusive 30-year license to franchise the Travelodge system throughout Mexico. Chartwell de Mexico has agreed that, once it has entered into 30 franchise agreements covering hotels in Mexico, it will pay to THI an amount equal to 1/3 of the initial franchise fees paid to Chartwell de Mexico by the franchisees of those properties, net of any franchise commissions paid by Chartwell de Mexico to salespersons in connection therewith. Chartwell de Mexico is also obligated to pay to THI continuing royalty fees of 2% of a franchisee's gross room revenue, reservation fees of $9 for each reservation (with a cap of $750 per quarter for hotels under 125 rooms, or 1.5% of gross room revenue for hotels having 125 rooms or more), and marketing fees of .5% of gross room revenues. Chartwell de Mexico is obligated under the Mexican Master License to develop a fixed number of hotel suites or resort lodging guest rooms by December 31 of each year from 1997 to 2006.

  Development Advance Agreement: The Company is a party to a development advance agreement, dated as of October 1996, pursuant to which HFS made a $2.8 million development advance to the Company in December 1996. The Company is required and expects to receive consent from its lenders under the Credit Facility prior to the effective date of the development advance agreement. The development advance must be repaid by the Company, without interest, on December 31, 2000, but the amount required to be repaid will be reduced to the extent that hotels acquired or constructed by the Company become HFS franchised hotels under franchise agreements of ten years or longer using any HFS brand other than Wingate Inn. The development advance will be reduced on a dollar-for-dollar basis through December 31, 2000 for each dollar in initial and recurring royalty fees payable to HFS under those new franchise agreements.

  Management Overlap and Conflicts of Interest: Messrs. Edelman, Holmes and Silverman are directors of HFS. As a result, there is substantial overlap in the boards of directors of the Company and HFS. Due to such commonality of management, certain conflicts of interest may arise with respect to the administration of the ongoing relationships between HFS and the Company. In particular, such conflicts may arise with respect to the Financing Agreement, as amended, and the various franchise agreements between the Company and HFS. It is anticipated that these conflicts of interest, to the extent that they arise, will be resolved by disinterested directors. The resolution of these conflicts of interests may, however, be more difficult than would otherwise be the case due to the level of commonality between the Company's and HFS' board of directors.

RELATIONSHIPS WITH CL ASSOCIATES AND FSNL

  The Company, CL Associates, FSNL and certain of their affiliates have the relationships described below:

    Pursuant to the Stock Purchase Agreement, under which CL Associates and FSNL made the CL Associates/FSNL Investment, CL Associates and FSNL agreed to the following restrictions on their activities:

      Independent Directors: Each of the CL Associates and FSNL agreed to vote its shares of Common Stock and to use its best efforts to elect and maintain as independent directors on the Company's Board of Directors at least two individuals who are not employees, officers, directors or affiliates of CL Associates or FSNL, do not have any beneficial ownership interest in CL Associates or

    FSNL, or any of their affiliates (other than the Company) and are otherwise disinterested directors ("Independent Directors"). If the aggregate number of shares of Common Stock held by CL Associates and FSNL is reduced to below 35% of the total number of shares of Common Stock then outstanding (but not solely as a result of dilution of the percentage of shares of Common Stock held by them due to the issuance of Common Stock by the Company) as a result of any sale or other transfer of shares of Common Stock by CL Associates or FSNL, CL Associates and FSNL are required to cause a sufficient number of their representatives on the Company's Board of Directors to resign so that the percentage of directorships held by Independent Directors after that event is equal to the percentage of shares of Common Stock owned by stockholders other than CL Associates and FSNL (the "Required Percentage"); and CL Associates and FSNL are required to cause any of their remaining representatives on the Board of Directors to vote in favor of filling the resulting vacancies with Independent Directors. Thereafter, CL Associates and FSNL are required to vote their shares of Common Stock to cause the percentage of Independent Directors to be no less than the Required Percentage.

      Restrictions on Transfers of the Shares: Each of CL Associates and FSNL has agreed that none of the shares purchased by them in the CL Associates/FSNL Investment will be sold, pledged or otherwise transferred, directly or indirectly, by it except (A) in connection with a merger or consolidation of the Company in which all holders of Common Stock receive the same consideration and which is (i) approved by a majority of the Independent Directors, and (ii) is subject to the voting requirements described below under the caption "Voting on Mergers, Liquidations and Sales of Assets"; (B) after August 8, 1999, in a bona fide underwritten public offering pursuant to an effective registration under the Securities Act; (C) in a sale, pledge or other transfer (a "Transfer") by either CL Associates or FSNL after August 8, 1999, if after giving effect to that Transfer the aggregate number of shares of Common Stock held by CL Associates, FSNL and their affiliates is equal to or greater than 35% of the total number of shares of Common Stock then outstanding and that Transfer is approved by a majority of the Independent Directors; (D) in a Transfer by FSNL of any of the shares it acquired as part of the CL Associates/FSNL Investment after August 8, 2002, if after giving effect to that Transfer the aggregate number of shares of Common Stock held by CL Associates, FSNL and their affiliates is equal to or greater than 35% of the total number of shares of Common Stock then outstanding, and that Transfer is made in a transaction satisfying the manner of sale requirements for a "brokers' transaction" under Rule 144 under the Securities Act, whether or not that sale is made pursuant to Rule 144 (a "Brokers' Transaction"); (E) in a Transfer by FSNL of any of the shares it acquired as part of the CL Associates/FSNL Investment after August 8, 2002 at a time when the aggregate number of shares of Common Stock held by CL Associates, FSNL and their affiliates is already less than 35% of the total number of shares of Common Stock then outstanding, if that Transfer is approved by a majority of the Independent Directors and is made in a Brokers' Transaction; (F) in a Transfer by CL Associates after August 8, 2002 at a time when CL Associates owns less than 5% of the total number of shares of Common Stock then outstanding and has no representatives serving on the Board of Directors of the Company, if that Transfer is made in a Brokers' Transaction; and (G) sales or other transfers between CL Associates and FSNL.

      Affiliate Transactions: CL Associates and FSNL have agreed that, for so long as CL Associates, FSNL and their affiliates continue to own, in the aggregate, at least 20% of the outstanding shares of Common Stock of the Company, CL Associates and FSNL will not, and will not permit any of their affiliates to, enter into any transaction or series of related transactions, or grant or consent to, or otherwise permit, any amendment to, supplement of or waiver under, any agreement or contract, with the Company or any of its subsidiaries (any of the foregoing, an "Affiliate Transaction") unless: (i) it has been determined by a committee of the Company's Board of Directors comprised of one or more Independent Directors (the "Independent Board Committee") that the Affiliate Transaction is in the best interests of the Company and is on fair and reasonable terms, no less favorable to the Company than terms that the Company and a nonaffiliated person in a similar situation would agree to in an arm's length transaction; and (ii) if the Affiliate Transaction has a total value in excess of $10,000, the

    Independent Board Committee has received a favorable fairness opinion from an appropriate, independent party relating to the transaction. These arrangements do not, however, limit the reasonable compensation the Company may pay to its officers and directors, or restrict the existing arrangement between the Company and CL Associates relating to the family entertainment center located in Vicksburg, Mississippi, which predated the Stock Purchase Agreement. See "Certain Transactions--Relationships with CL Associates and FSNL--Vicksburg Facility."

      Voting on Mergers, Liquidations and Sales of Assets: CL Associates and FSNL have agreed that, if at any time prior to August 8, 2002, the Company proposes to sell all or substantially all of its assets, to merge or consolidate with any other entity, or to cause the liquidation or dissolution of the Company (each, a "Triggering Event"), and the Company submits the Triggering Event to a vote of its stockholders, then each of CL Associates and FSNL will vote all of its respective shares of Common Stock entitled to vote on that matter in favor of and against the Triggering Event in the same proportion as the numbers of shares of Common Stock held by stockholders of the Company other than CL Associates, FSNL and their affiliates ("Nonaffiliated Shares") voted in favor of and against the Triggering Event bear to the total number of Nonaffiliated Shares voted on such Triggering Event. If any party commences a proxy contest or tender offer relating to the Triggering Event in any manner, however, these voting requirements will not apply, and each of CL Associates and FSNL will be entitled to vote all of its shares of Common Stock in favor of or against the Triggering Event, in its sole discretion.

      Purchase of Additional Shares: CL Associates and FSNL have agreed that none of CL Associates, FSNL or any of their affiliates will purchase or otherwise acquire any additional shares of Common Stock or any securities exercisable for or convertible into Common Stock (other than options granted under a stock option plan of the Company having customary terms and constituting reasonable compensation ("Excluded Stock Options") and shares of Common Stock issued on the exercise of Excluded Stock Options) (the "Acquired Stock"), from any person or entity (other than the Company or CL Associates, FSNL or any of their affiliates) if the Acquired Stock would, when aggregated with all of the other shares of Common Stock owned by CL Associates, FSNL and their affiliates (other than shares acquired, or subject to issuance, on the exercise of Excluded Stock Options), and assuming the exercise or conversion of the Acquired Stock into Common Stock, if applicable, result in the ownership by CL Associates, FSNL and their affiliates of shares of Common Stock representing in excess of 55% of the then-outstanding shares of Common Stock of the Company on a fully diluted basis, assuming the exercise or conversion of all other outstanding securities of the Company exercisable for or convertible into Common Stock, unless: (i) CL Associates, FSNL or that affiliate, as the case may be, offers to purchase the Acquired Stock from all of the holders thereof in compliance with all applicable securities and other laws, rules and regulations, (ii) the purchase is approved by the Independent Board Committee, and (iii) the Independent Board Committee has received a favorable fairness opinion from an appropriate, independent party relating to the purchase. CL Associates and FSNL have also agreed that none of CL Associates, FSNL or any of their affiliates will purchase or otherwise acquire any Acquired Stock from the Company, unless: (i) the purchase is approved by the Independent Board Committee, and (ii) the Independent Board Committee has received a favorable fairness opinion from an appropriate, independent party with respect to the purchase.

      Restriction on Other Hotel Properties: CL Associates and FSNL have agreed that, for so long as CL Associates, FSNL and their affiliates continue to own, in the aggregate, at least 20% of the outstanding shares of Common Stock of the Company or have any representatives serving on the Company's Board of Directors, none of CL Associates, FSNL or any of their affiliates shall acquire any interest in an existing hotel property or properties (including by foreclosure on any mortgage acquired on or after January 1, 1996), or any interest in a hotel property or properties that are under development or in any property that CL Associates, FSNL or that affiliate, as the case may be, intends to develop as a hotel property. These restrictions will not apply to acquisitions by any of CL Associates, FSNL and their affiliates of hotels under development by affiliates of CL Associates on the date of the Stock Purchase Agreement, redevelopment of hotels owned by affiliates of CL Associates on January 1, 1996 or acquisitions of hotels on which affiliates of CL Associates had liens on January 1, 1996. See "Proposal 1."

      Registration Rights Agreement: Pursuant to a registration rights agreement, each of CL Associates and FSNL (or its assignee) (the "Initiating Holder") has the right at any time after August 8, 1999 to make a written request for registration (a "Demand Registration Statement") under the Securities Act, for the resale by such Holder of all or part of such Holder's Registrable Securities (defined below). CL Associates or its assignees have the right to request two Demand Registration Statements and FSNL or its assignees have the right to request one Demand Registration Statement, provided, however, that neither CL Associates nor any of its assignees have the right to request a Demand Registration Statement with respect to less than 5% of the number of shares of Common Stock outstanding at the time of the request. For purposes of the Registration Rights Agreement, the term "Registrable Securities" means (i) the 4,904,930 shares currently held by CL Associates and FSNL, and (ii) any other securities issued in exchange for, upon conversion of, as a dividend on or otherwise in respect of any such securities, and the term "Holder" means CL Associates, FSNL and any assignee of CL Associates or FSNL who becomes a party to the Registration Rights Agreement. The Company will pay all registration expenses in connection with a Demand Registration Statement.

      In addition, after August 8, 1999, if the Company proposes to register any of its securities for its own account or the account of any of its stockholders (other than certain registrations including a registration relating solely to an employee benefit plan and certain exchanges of securities with stockholders), the Holders have the right (the "Incidental Registration Right"), upon a timely request, to have the resale of their Registrable Securities covered by the registration. If, in either a Demand Registration Statement or a registration statement filed in connection with the exercise of an Incidental Registration Right, the shares of Common Stock to be registered are to be distributed by means of an underwritten offering, the underwriter may limit the number of shares of Common Stock to be registered if in its judgment marketing factors require such a cutback.

      Vicksburg Facility: Chartwell Leisure Associates L.P., an affiliate of CL Associates and Messrs. Fisher, Edelman and Leland ("Chartwell Leisure Associates L.P."), has entered into agreements with Pennants Vicksburg Family Entertainment Park, Inc., a wholly owned subsidiary of Six Flags Theme Parks, Inc., to develop and manage a family entertainment center in Vicksburg, Mississippi (the "Vicksburg Facility") on land that is ground leased by Chartwell Leisure Associates L.P. from affiliates of Rainbow Casino Corporation (collectively, "Rainbow"). As an inducement to Chartwell Leisure Associates L.P. to provide financing for the Vicksburg Facility, the Company and Chartwell Leisure Associates L.P. share principal and interest payments on a loan to Rainbow, with Chartwell Leisure Associates L.P.'s share ranging from 14% to 27%, of such payments, adjusted annually. Similarly, HFS and Chartwell Leisure Associates L.P. share marketing fees from Rainbow with Chartwell Leisure Associates L.P.'s share ranging from 20% to 27% of such payments, adjusted annually. Chartwell Leisure Associates L.P. has agreed to share with HFS 50% of the net cash flow payable to Chartwell Leisure Associates L.P. in respect of the Vicksburg Facility, and HFS has agreed to share such amounts pro rata with the Company based on the relative amounts paid by HFS and the Company, respectively, to Chartwell Leisure Associates L.P. each year.

      Chartwell Hotels: Chartwell Hotels Associates, a Delaware general partnership, and Chartwell Hotels II Associates, a Delaware general partnership, which are both affiliates of CL Associates and Messrs. Edelman, Fisher and Leland (collectively, "Chartwell Hotels"), and their affiliate Chequers Investment Associates, have acquired certain hotels and mortgages secured by hotels from the Resolution Trust Corporation. In two transactions with Chartwell Hotels, entered into in November 1992 and May 1993, and each amended in December 1994, which have resulted in and will result in the addition of hotels to HFS' franchise systems, HFS has advanced approximately $10 million, and has agreed to advance up to an additional $4 million if certain additional property conversions and other requirements are met, in return for Chartwell Hotels' agreement to franchise the properties with one of HFS' brands. Subject to the exceptions described below, all hotels owned by Chartwell Hotels will pay royalties once they become part of HFS' franchise systems, and a portion of these royalties will be credited toward the recovery of HFS' $10 million advance. With the consent of HFS, Chartwell Hotels may elect not to operate a hotel as an HFS franchised hotel, provided that it pays HFS a percentage of gross room sales in lieu of royalties (the "Non-Franchised Property Fee"). In addition, in the event that the improvement costs required to upgrade any Chartwell Hotels property so that such property meets HFS' franchise requirements exceed a threshold amount, the property will not be required to be operated under an HFS brand but Chartwell Hotels will be required to pay HFS a certain fee in connection with such property (the "Unimproved Property Fee"). The entire amount of any Unimproved Property Fees and Non-Franchised Property Fees will be credited toward the recovery of HFS' $10 million advance. Each advance is required to be fully recovered over a maximum five-year period following the advance. In addition, as individual properties convert to HFS brands, HFS will make additional advances to the franchisee of such properties to fund costs incurred in connection with the conversion. Those advances are required to be repaid with interest by the franchisee over a three-year period and that repayment has been guaranteed by Chartwell Hotels.

      Chartwell Hotels Associates and HFS are also parties to a letter agreement dated January 1, 1994 terminating an agreement dated November 17, 1992 whereby HFS had agreed to provide certain consulting services to Chartwell Hotels Associates. Under the termination letter dated January 1, 1994, Chartwell Hotels Associates agreed to pay HFS a fee of $2 million, payable over five years, in full consideration of the termination of those consulting arrangements.

      Stockholders' Agreement: CL Associates and FSNL have entered into a stockholders' agreement (the "Stockholders' Agreement") that includes certain voting arrangements (the "Voting Arrangements") which provide that CL Associates and FSNL will vote their shares of Common Stock to elect as a Director of the Company one nominee selected by FSNL and any number of nominees selected by CL Associates, and that FSNL will vote its shares of Common Stock at all meetings of stockholders of the Company and in any written consent in the manner directed by CL Associates. The Stockholders' Agreement also includes certain transfer restrictions (the "Transfer Restrictions") which provide for certain restrictions on the transfer of their shares of Common Stock and on future acquisitions of shares of Common Stock by CL Associates and FSNL. Until August 2002, FSNL is prohibited from transferring its shares to persons other than CL Associates and certain other permitted transferees identified in the Stockholders' Agreement. Additionally, under the Stockholders' Agreement, FSNL is afforded certain "tag-along" rights (the "Tag-Along Arrangements") exercisable by it upon a sale of shares by CL Associates or upon a request by CL Associates of a Demand Registration Statement pursuant to the Registration Rights Agreement. CL Associates may sell its shares to FSNL and certain other permitted transferees identified in the Stockholders' Agreement and to third parties, provided that CL Associates allows for FSNL to "tag-along" in the event of sale to any third party. CL Associates may also require FSNL to sell its shares to a third party offering to purchase all of CL Associates' and FSNL's shares of Common Stock (the "Drag-Along Arrangement"). Pursuant to the Stockholders Agreement, CL Associates and FSNL have agreed that the shares purchased by them in the Rights Offering (as defined below) will not be subject to the Transfer Restrictions, Tag-Along Arrangements or Drag-Along Arrangement, but will be subject to the Voting Arrangements.

      New York Lease: The Company leases approximately 18,700 square feet of office space located at 605 Third Avenue, New York, New York for a period of ten years from an affiliate of CL Associates and an unaffiliated third party. Under this lease, the Company is obligated to pay approximately $542,000 per year for each of the first five years, and approximately $600,000 per year for each of the last five years, of the term of the lease for the use of such office space. The terms of this lease are, in the opinion of the Company, substantially similar to the market terms that would be available from a third party for a similar property.

    RELATIONSHIPS WITH BRAHMAN

      On January 31, 1997, the Company sold 1,000,000 shares of Common Stock to funds managed by affiliates of Brahman Management (collectively "Brahman") at $14 per share, for a total investment of $14 million by Brahman (the "Brahman Private Placement"). Pursuant to the securities purchase agreement entered in the Brahman Private Placement the Company has agreed to file a registration statement under the Securities Act to register the resale of the shares sold to Brahman in the Brahman Private Placement, to use its best efforts to cause that registration statement to become effective by May 1, 1997 and to maintain that registration in effect until Brahman has sold all of such shares or until those shares may be sold under Rule 144 under the Securities Act without limitation. Brahman has agreed not to sell, transfer or otherwise dispose, directly or indirectly, of any of the shares it purchased in the Brahman Private Placement, without the prior written consent of the Company, until August 1, 1997.

    RIGHTS OFFERING

      The Company commenced an offering (the "Rights Offering") of approximately 2,499,693 shares of Common Stock (subject to increase at the discretion of the Company by approximately 497,632 additional shares to cover oversubscriptions) pursuant to the exercise of approximately 2,499,693 transferable subscription rights ("Rights") that were distributed to holders of record ("Record Holders") at the close of business on February 13, 1997 of Common Stock and to holders of certain options ("Participating Option Holders") to purchase shares of Common Stock. The Rights, which were distributed to the Record Holders and the Participating Option Holders at no cost, are exercisable at a cash price of $14.00 per share. If all of the Rights (other than any Rights issued to cover oversubscriptions) are exercised in the Rights Offering, after deducting expenses expected to be approximately $1.2 million, the net proceeds of the Rights Offering to Chartwell are expected to be approximately $28.8 million.

    RELATIONSHIPS WITH MR. EDELMAN

      Mr. Edelman is of counsel to Battle Fowler LLP, a New York City law firm that is representing the Company in various matters relating to the sale of shares of Common Stock offered hereby and has represented the Company, HFS and certain affiliates of Chartwell, including CL Associates, in the past with respect to various legal matters. The Company expects to continue to engage Battle Fowler LLP.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and NASDAQ. Officers, directors and 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for a specified fiscal year, the Company believes that all of its officers, directors and 10% Stockholders complied with all filing requirements applicable to them with respect to transactions during 1996, other than (i) two reports on Form 4, covering two transactions, which were filed late on behalf of Robert S. Kingsley, the Company's President and Chief Operating Officer until January 24, 1996, (ii) one report on Form 3 which was filed late on behalf of each of Messrs. Winston, Verner and Weber, and (iii) one report on Form 4, which was filed late on behalf of each of Messrs. Silverman and Holmes.

                                 (PROPOSAL 4)

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 1997, and has directed that the appointment of the independent auditors be submitted for ratification by the Stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since the Distribution Date.

  Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions of stockholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE RATIFICATION OF THE APPOINTMENT OF
                         DELOITTE & TOUCHE LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS

                             STOCKHOLDER PROPOSALS

  Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 23, 1997.

  The Company's Bylaws require that, for business, other than that specified in the notice of the meeting or by the Board of Directors, to be properly brought before an Annual Meeting by a stockholder, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the anniversary date of the previous Annual Meeting of stockholders; provided, however, that if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, the stockholder notice must be received by the Company not later than 10 days after the day on which the notice for the Annual Meeting is mailed or public disclosure of the date of the Annual Meeting, whichever occurs first. The stockholder notice to the Secretary must set forth certain information regarding the business proposed to be brought before the Annual Meeting, the name and address of the stockholder proposing such business and certain other required information. Stockholder notices of proposed business for the 1997 Annual Meeting must be received by the Company within 10 days after the date of the Notice accompanying this Proxy Statement. Similarly, provisions of the Company's Bylaws provide that stockholder nominations for the Board of Directors require a notice to the Company within the same time periods required for stockholder proposals. The notice must provide certain information regarding the person nominated for election as a director, the stockholder proposing the nomination and certain other required information.

                               APPRAISAL RIGHTS

  The Company's stockholders are not entitled to dissenters' rights of appraisal in connection with the Proposals covered by this Proxy Statement.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference the financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations regarding the Company included in the Company's 1996 Annual Report to Shareholders, which includes the Company's

Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as
filed with the Commission on    (the "1996 Form 10-K") and contains financial
statements and other information concerning the operations of the Company.

  Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document which is also incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statements so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

                            ADDITIONAL INFORMATION

  The Company's 1996 Annual Report to Shareholders, which includes the 1996 Form 10-K, is enclosed with this Proxy Statement, but is not to be regarded as proxy soliciting materials. The exhibits to the 1996 Form 10-K have not been enclosed with this Proxy Statement. Upon written or oral request, the Company will provide, without charge to each shareholder of the Company, copies of such exhibits, as filed with the Commission. Stockholders should address all such requests to: Secretary, Chartwell Leisure Inc., 605 Third Avenue, 23rd Floor, New York, New York 10158, telephone number (212) 692-1400, facsimile number (212) 867-5475.

                                          By Order of the Board of Directors

                                          DOUGLAS H. VERNER
                                          Secretary

Dated: March  , 1997

                                                                      EXHIBIT A

                            CHARTWELL LEISURE INC.

                            1994 STOCK OPTION PLAN

  I. Purpose. The purpose of the Plan is to provide additional incentive to those officers, key employees, independent contractors and Non-Employee Directors of the Company and its Subsidiaries whose substantial contributions are essential to the growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to align the interests of such officers, key employees, independent contractors and Non-Employee Directors with the interests of stockholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options or Nonqualified Stock Options.

  II. Definitions. For purposes of this Plan:

    A. "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option, and setting forth the terms and conditions thereof.

    B. "Board" means the Board of Directors of the Company.

    C. "Cause" means (a) the willful failure by the Optionee substantially to perform his duties as an employee of the Company or a Subsidiary (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness); (b) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or a Subsidiary; (c) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); or (d) cross negligence by the Optionee in the performance of his duties. The Optionee's employment shall not be deemed to have been terminated for Cause unless the Company or a Subsidiary shall have given or delivered to the Optionee a notice of termination stating that, in the good faith opinion of not less than a majority of the entire membership of the Board or the Subsidiary's board of directors, the Optionee was guilty of the conduct set forth in clause (i), (ii) or (iv) of the preceding definition of Cause.

    D. "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

    E. "Change-of-Control Transaction" means any transaction or series of transactions pursuant to or as a result of which (a) during any period of not more than 24 months, individuals who at the beginning of such period constituted the Board, together with any new directors (other than directors designated by a third party who has entered into an agreement to effect a transaction of the type described in clause (b), (c) or (d) of this paragraph (e)) whose election by the Board or nomination for such election was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the members of the Board; (ii) beneficial ownership of 50% or more of the Shares (or other securities having generally the right to vote for the election of members of the Board) shall be acquired by, or sold, assigned or otherwise transferred to, directly or indirectly (other than pursuant to a public offering), any third party or Group, whether by sale or issuance of Shares or otherwise; (iii) the Company or any Subsidiary shall sell, assign or otherwise transfer to any third party or Group, directly or indirectly, assets (including stock or other securities of Subsidiaries) having a fair market value, book value or earning power of 50% or more of the assets of the Company and its Subsidiaries (taken as a whole); or (iv) control of 50% or more of the business of the Company shall be acquired by, or sold, assigned or otherwise transferred to, directly or indirectly, any third party or Group.

    F. "Code" means the Internal Revenue Code of 1986, as amended.

    G. "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

    H. "Company" means Chartwell Leisure Inc., a Delaware corporation.

    I. "Disability" means the inability, due to illness or injury, to engage in any gainful occupation of which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

    J. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    K. "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that
  (i) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported; (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported; or (iii) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

    L. "Group" means two or more persons who agree to act together for purposes of holding or acquiring securities, assets or control of the Company; provided, however, that the shareholders of a publicly-held company that is merged with or into the Company (or a subsidiary thereof) in a transaction approved by the Board shall not be a Group with respect to any the Company securities received by such shareholders in connection with such transaction.

    M. "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

    N. "Initial Director" means a Non-Employee Director of the Company who is a member of the Board on the Effective Date (the "Effective Date") of the transaction described in the Company's Registration Statement on Form 10 pursuant to which the Shares are to be registered under Section 12(g) of the Exchange Act.

    O. "Non-Employee Director" means a member of the Board who is not also an officer or employee of the Company or its Subsidiaries.

    P. "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

    Q. "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

    R. "Optionee" means a person to whom an Option has been granted under the Plan.

    S. "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

    T. "Participant" means any officer, key employee or independent contractor of the Company or a Subsidiary designated by the Committee as eligible to receive Options subject to the conditions set forth herein, and shall also mean any Non-Employee Director.

    U. "Permitted Transferee" means an Optionee's children, grandchildren, or spouse, or one or more trusts for the benefit of such Optionee and/or the Optionee's family members or a partnership in which such Optionee and his or her family members are the only partners.

    V. "Plan" means the Chartwell Leisure Inc. 1994 Stock Option Plan, as amended from time to time.

    W. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor thereto.

    X. "Securities Act" means the Securities Act of 1993, as amended.

    Y. "Shares" means the common stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

    Z. "Subsequent Director" means a Non-Employee Director of the Company who becomes a member of the Board (or with respect to directors who are also employees of the Company, a director who becomes a Non-Employee Director) subsequent to the Effective Date.

    AA. "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    AB. "Ten-Percent Stockholder" means a Participant, who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

  III. Administration.

    A. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

    B. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

      1. to determine, with respect to Participants who are not Non-Employee Directors, those Participants to whom Options shall be granted under the Plan and the number of Nonqualified Options and/or Incentive Stock Options to be granted to each Participant and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

      2. to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Optionees, as the case may be;

      3. to determine the duration and purposes for leaves of absence which may be granted to an Optionee without constituting a termination of employment or service for purposes of the Plan; and

      4. generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

  IV. Stock Subject to Plan.

    A. The maximum number of Shares that may be issued pursuant to Options is 4,000,000 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

    B. No Participant may receive Options relating to more than 650,000 Shares in any year.

    C. Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option), the Shares allocable to the unexercised portion of such Option may again be the subject of Options hereunder.

  V. Eligibility. Subject to the provisions of the Plan with respect to Participants who are not Non-Employee Directors, the Committee shall have full and final authority to select those Participants who will receive Options; provided, however, that no such Participant shall receive any Incentive Stock Options unless such Participant is an employee of the Company or a Subsidiary at the time the Incentive Stock Option is granted. Non-Employee Directors shall receive Options in accordance with Section 7 hereof and shall be eligible to receive grants pursuant to Section 6.

  VI. Options. The Committee, pursuant to this Section 6, may grant Options to Participants, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

    A. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). Notwithstanding the foregoing, not more than 15 percent of the Options granted pursuant to the Plan will be granted with a purchase price per share below Fair Market Value at the time the Option is granted.

    B. Duration. Options granted hereunder shall be for a ten (10) year term or for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

    C. Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted other than by will or the laws of descent and distribution or, solely with respect to Nonqualified Stock Options, as specifically permitted by the Committee to a Permitted Transferee, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian, legal representative, or, with the consent of the Committee, Permitted Transferee. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs, successors and any Permitted Transferee of the Optionee. Notwithstanding the foregoing, no Option granted prior to November 1, 1996 shall be amended to provide that it may be transferred to a Permitted Transferee unless it shall have been outstanding for six (6) months.

    D. Vesting. Each Option shall vest and become exercisable in such installments as the Committee shall determine. Vesting may be based on service, performance or such other factors as the Committee shall determine. The Committee may permit vesting to continue during the periods described in Section 6(f)(i) and (ii). Subject to Section 6(e) hereof, unless otherwise set forth in the Agreement, each Option shall become exercisable as to one-third of the Shares covered by the Option on the first anniversary of the date the Option was granted and as to an additional one-third of the Shares covered by the Option on each of the following two (2) anniversaries of such date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time. Any portion of an Option not exercisable upon termination of employment shall be forfeited unless set forth herein or in an Optionee's Agreement.

    E. Accelerated Vesting. Notwithstanding the provisions of subsection (d) above, each Option granted to an Optionee shall become immediately exercisable in fall upon a Change-of-Control Transaction.

    F. Duration. Each Option shall be exercisable (to the extent vested) in whole or in part from time to time during the term of the Option, but shall, unless the Agreement provides otherwise, terminate upon the following date if earlier than the term of the Option:

      (a) the second anniversary of the termination of the Optionee's employment by the Company or a Subsidiary (or service as an independent contractor) as a result of the Optionee's death, Disability or retirement; or

      (b) the first anniversary of the termination of the Optionee's employment by the Company or a Subsidiary (or service as an independent contractor) for any reason other than the Optionee's death, Disability or retirement.

  Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(f), but in no event beyond the original term of the Option.

    G. Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, by a cashless exercise procedure acceptable to the Secretary of the Company or by transferring Shares to the Company on terms and conditions acceptable to the Secretary of the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

    H. Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (1) the Option shall have been exercised pursuant to the terms thereof; (ii) the Company shall have issued and delivered the Shares to the Optionee; and
  (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares. Notwithstanding anything in this Plan to the contrary, the Agreement evidencing the Option may contain such restrictions on the transfer of Shares received by an Optionee pursuant to any exercise of such Option (or received in respect of Shares so purchased) as may be determined by the Committee.

  VII. Non-Employee Directors' Formula Options. The provisions of this Section 7 shall apply only to grants of Options to Non-Employee Directors. The provisions of Section 6 shall also apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section 7. For purposes of interpreting this Section 7, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

    A. General. Non-Employee Directors shall receive Nonqualified Stock Options under the Plan. The exercise price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability except upon a Change-of-Control Transaction as defined in Section 2(f) hereof.

    B. Initial Grants to Initial Directors. On the Effective Date, each Initial Director shall be granted automatically an Option to purchase 15,000 Shares.

    C. Initial Grants To Subsequent Directors. Each Subsequent Director shall, on the date such director is elected or appointed as a member of the Board, be granted automatically an Option to purchase 15,000 Shares.

    D. Subsequent Grants To Directors. On the first anniversary of the date of their initial grant of Options, each Initial Director who shall continue as a Non-Employee Director shall be granted automatically an Option to purchase an additional 15,000 Shares. On the first anniversary of the election or appointment of each Subsequent Director as a member of the Board, provided such Subsequent Director continues as a Non-Employee Director, such Subsequent Director shall be granted automatically an Option to purchase an additional 15,000 Shares.

    E. Exercisability. Each Option granted under this Section 7 shall be exercisable as to one-third of the Shares covered by the Option on each of the first, second and third anniversaries of the date the Option is granted. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

  VIII. Adjustment Upon Changes in Capitalization.

    A. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable.

    B. Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

  IX. Release of Financial Information. A copy of the Company's annual report to stockholders shall be delivered to each Optionee at the time such report is distributed to the Company's stockholders. Upon request by any Optionee, the Company shall furnish to such Optionee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company's prior fiscal year.

  X. Termination and Amendment of the Plan. The Plan shall terminate on the tenth anniversary of the effective date of the Plan, as provided in Section 15 herein, except with respect to Options outstanding on such date, and no Options may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in
Section 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company, where stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

  Except as provided in Section 8 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

  XI. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  XII. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

    A. give any person any right to be granted an Option other than at the sole discretion of the Committee;

    B. give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

    C. limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

    D. be evidence of any agreement or understanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

  XIII. Regulations and Other Approvals, Governing Law.

    A. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by Federal law.

    B. The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

    C. Except as otherwise provided in Section 10, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Optionees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

    D. Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

    E. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Optionee are acquired for investment only and not with a view to distribution.

  XIV. Miscellaneous.

    A. Multiple Agreements. Except with respect to Options granted pursuant to Section 7, the terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

    B. Withholding of Taxes. The Company shall have the right to deduct from any payment of cash to any Optionee an amount equal to the Federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option, the Company shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Company the amount of any Federal, state or local income taxes and other amounts which the Company is required by law to withhold. To the extent provided in the applicable Agreement, such payment may be made in cash, or in Shares (whether previously owned by the Optionee or issuable upon the exercise of such Option) having a Fair Market Value equal to such taxes, or in a combination of cash and Shares. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such

  Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Optionee the Company is required to withhold.

    C. Designation of Beneficiary. Each Optionee may, with the consent of the Committee, designate a person or persons to receive in the event of such Optionee's death, any Option or any amount of Shares payable pursuant thereto, to which such Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of an Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Options, and/or amounts payable to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options and/or amounts payable to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  XV. Effective Date. The effective date of the Plan shall be the Effective
Date.

                             CHARTWELL LEISURE INC.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CHARTWELL LEISURE INC. FOR
  THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 23, 1997.

     The undersigned, as a holder of common stock, $.01 par value (the "Common Stock"), of Chartwell Leisure Inc. (the "Company"), hereby appoints Douglas H. Verner and Samuel Rosenberg, and each of them, with full power of substitution, to vote all shares of Common Stock for which the undersigned is entitled to vote through the execution of a proxy with respect to the Annual Meeting of Stockholders of the Company to be held at [_________________________] on Wednesday, April 23, 1997 at 10:00 a.m. local time, or any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below:

     THE BOARD OF DIRECTORS RECOMMENDS VOTES "FOR" EACH OF THE FOLLOWING:

     1. On the proposal to consent to a waiver of a covenant under the Amended and Restated Stock Purchase Agreement, dated as of March 14, 1996, by and among Chartwell Leisure Associates L.P. II, FSNL LLC and the Company, which consent would allow certain affiliates of Chartwell Leisure Associates L.P. II to hold interests in full-service, upper-end lodging properties:

          (check one box)

           For    Against       Abstain
           [ ]      [ ]           [ ]

     2. On the proposal to approve the Company's 1994 Stock Option Plan, as amended in October 1996 and March 1997:

          (check one box)

           For    Against       Abstain
           [ ]      [ ]           [ ]


     3.  Election of Directors

      [ ] For [ ] Withheld      Nominees:  Henry R. Silverman
                                           Martin L. Edelman
                                           Marc E. Leland

          For, except vote withheld for the following nominee(s):

          ____________________________________

     4. On the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1997:

           For    Against       Abstain
           [ ]      [ ]           [ ]


     5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment or postponement thereof.

     You may revoke this proxy at any time by forwarding to the Company a subsequently dated proxy received by the Company prior to the Annual Meeting.

     Returned proxy cards will be voted (1) as specified on the matters listed above; (2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your
choice like this:    x
                   ----

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. Joint owners should each sign. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Date:  ____________________________, 1997


                              _________________________________________
                              Signature (title, if any)


                              _________________________________________
                              Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.